UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

MCCORMICK & COMPANY, INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 31, 2008, McCormick & Company, Incorporated (the “Company”“) completed its previously announced purchase of the assets of the “Lawry’s Business” from Conopco, Inc., an indirect subsidiary of Unilever N.V. The “Lawry’s Business” manufactures and sells a variety of marinades and seasoning blends under the well-known “Lawry’s” and “Adolph’s” brands. The Company filed a Form 8-K on August 1, 2008 to report the completion of the acquisition. The purpose of this Form 8-K is to file the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, which were omitted from the initial Form 8-K filed on August 1, 2008 pursuant to paragraphs (a)(4) and (b)(2) of Item 9.01 of Form 8-K.

Historically, the Lawry’s Business was not a separate legal entity of Unilever N.V. and was not structured, operated, or accounted for as a separate business, business segment, or operating unit. As a result, Unilever N.V did not maintain a separate general ledger or prepare separate balance sheet or income statement accounts for the Lawry’s Business. In addition, since the Lawry’s Business did not have a separate legal status or existence, Unilever N.V. did not prepare stand-alone financial statements for the Lawry’s Business in accordance with generally accepted accounting principals.

Pursuant to a letter dated September 30, 2008 from the Securities and Exchange Commission (the “Commission”), the Commission stated that (i) it would not object to our proposal to file audited Statements of Revenue and Direct Expenses and Net Assets Sold by Unilever instead of full financial statements required by Rule 3-05 of Regulation S-X, and (ii) it will waive the requirement in Article 11 of Regulation S-X that the Company provide pro forma statements of operations if the use of forward-looking information is necessary in order to meaningfully present the effects of the acquisition.

We have not included pro-forma historical income statement information in this Current Report since the use of forward-looking information would be necessary in order to meaningfully present the effects of the acquisition of the Lawry’s Business from Unilever N.V. Forward looking information, rather than historical information, would be required as the Lawry’s Business was operated as a part of a larger business within Unilever N.V. and the expense structure and level of brand support will be different under our ownership.

Since we are not including pro-forma historical income statement information, we are providing certain forward-looking information as follows: In the first year of operations after the acquisition of the Lawry’s Business and disposition of the Season-All business, we project net incremental revenues of approximately $130 million with an accretion to earnings per share of approximately $.08 to $.10 on a fully diluted basis. Achieving these forward-looking results is subject to risks or costs resulting from the acquisition of the Lawry’s Business that are not presently known. Various factors may be necessary for us to achieve our objectives with respect to the acquisition and/or avoid increases in the costs associated with the acquisition, including continued customer acceptance of the

Lawry’s and Adolph’s product lines, the successful integration of the Lawry’s Business into our business, and the completion of transition services agreements with Conopco, Inc. for the Lawry’s Business, and with Morton International, Inc. for the Season-All business.

Item 9.01	Financial Statements and Exhibits.

The following financial statements and exhibits are filed as part of this report:

(a) Financial Statements of Businesses Acquired

•

Included herein as Exhibits 99.2 to this Current Report are the audited Combined Statement of Net Assets Sold as of December 31, 2007 and the related Combined Statement of Revenues and Direct Expenses for the year ended December 31, 2007 of the Lawry’s and Adolph’s Brands Cooking Aids and Canadian Marinades Businesses, together with the independent accountant’s report thereon and notes to combined financial statements, in accordance with accounting principles generally accepted in the United States.

(b) Pro Forma Financial Information

•	Pro Forma Condensed Combined Balance Sheet as of May 31, 2008 (unaudited).

•	Notes to Pro Forma Condensed Combined Balance Sheet, unaudited.

•	The foregoing Pro Forma Condensed Combined Balance Sheet and notes thereto are filed as Exhibit 99.3 to this Current Report.

(c) Exhibits

2.1 Asset Purchase Agreement between McCormick & Company, Incorporated and Conopco, Inc. Filed as Exhibit 2.1 to McCormick’s Current Report on Form 8-K filed on November 16, 2007 and incorporated herein by reference.

23.1 Consent of independent registered accounting firm.

99.1 Press Release, dated August 1, 2008. Filed as Exhibit 99.1 to McCormick’s Current Report on Form 8-K filed on August 1, 2008 and incorporated herein by reference.

99.2 Financial Statements of the Lawry’s and Adolph’s Brands Cooking Aids and Canadian Marinades Businesses, together with the independent accountant’s report thereon and notes to combined financial statements.

99.3 Pro Forma Condensed Combined Balance Sheet of the Lawry’s and Adolph’s Brands Cooking Aids and Canadian Marinades Businesses and notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCCORMICK & COMPANY, INCORPORATED

Date: October 8, 2008	/s/ Kenneth A. Kelly, Jr.
Kenneth A. Kelly, Jr.
Senior Vice President & Controller

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Asset Purchase Agreement between McCormick & Company, Incorporated and Conopco, Inc. Filed as Exhibit 2.1 to McCormick’s Current Report on Form 8-K filed on November 16, 2007 and incorporated herein by reference.

23.1	Consent of independent registered accounting firm.

99.1	Press Release, dated August 1, 2008. Filed as Exhibit 99.1 to McCormick’s Current Report on Form 8-K filed on August 1, 2008 and incorporated herein by reference.

99.2	Financial Statements of the Lawry’s and Adolph’s Brands Cooking Aids and Canadian Marinades Businesses, together with the independent accountant’s report thereon and notes to combined financial statements.

99.3	Pro Forma Condensed Combined Balance Sheet of the Lawry’s and Adolph’s Brands Cooking Aids and Canadian Marinades Businesses and notes thereto.